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                                                                    EXHIBIT 99.9

                           IMPORTANT TAX INFORMATION

        Under United States federal income tax law, dividend payments and other distributions that may be made by the Company on shares of Common Stock issued upon the exercise of Rights may be subject to backup withholding, and each Rights holder who either exercises or sells Rights should provide the Subscription Agent (as the Company's agent) with such Rights holder's correct Taxpayer Identification Number ("TIN") on Substitute Form W-9 below. If such Rights holder is an individual, the TIN is his or her Social Security Number ("SSN"). If the Subscription Agent, which is also the transfer agent for the Company, is not provided with the correct TIN in connection with such payments, the Rights holder may be subject to a $50.00 penalty imposed by the Internal Revenue Service (the "IRS").

        Exempt Rights holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In general, in order for a foreign individual to qualify as an exempt recipient, such Rights holder must submit a statement, signed under the penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Subscription Agent. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

        If backup withholding applies, the Company or the Subscription Agent, as the case may be, will be required to withhold 31% of any such payments made to the Rights holder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

PURPOSE OF SUBSTITUTE FORM W-9

        A person who is required to file an information return with the IRS must get your TIN to report, for example, income paid to you. Use Form W-9 to give your correct TIN to the payer (the person requesting your TIN) and, when applicable, (1) to certify the TIN you are using is correct (or you are waiting for a number to be issued), (2) to certify you are not subject to backup withholding, or (3) to claim exemption from backup withholding if you are an exempt payee. To prevent backup withholding, a Rights holder is required to notify the Subscription Agent of such Rights holder's correct TIN by completing the form below certifying that the TIN provided on Substitute Form W-9 is correct (or that such Rights holder is awaiting a TIN).

        NOTE: If a payer gives you a form other than a W-9 to request your TIN, you must use the payer's form if it is substantially similar to Form W-9.

        WHAT IS BACKUP WITHHOLDING? Persons making certain payments to you must withhold and pay to the IRS 31% of such payments under certain conditions.
This is called "backup withholding." Payments that may be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and







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certain payments from fishing boat operators.  Real estate transactions are not subject to backup withholding.

        If you give the payer your correct TIN, make proper certifications, and report all your taxable interest and dividends on your tax return, payments you receive will not be subject to backup withholding. Payments you receive WILL be subject to backup withholding if:

        1. You do not furnish your TIN to the payer, or

        2. The IRS tells the payer that you furnished an incorrect TIN, or

        3. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

        4. You did not certify to the payer that you are not subject to backup withholding under 3 above (for reportable interest and dividend accounts opened after 1983 only), or

        5. You did not certify your TIN when required. See the chart below for details.

        Certain payees and payments are exempt from backup withholding and information reporting. See below.


WHAT NUMBER TO GIVE THE SUBSCRIPTION AGENT

        Each Rights holder is required to give the Subscription Agent the SSN or Employer Identification Number ("EIN") of the record owner of the Rights. If the Rights are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidelines on which number to report.




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Note:  All references herein to sections are to the indicated sections of the
Internal Revenue Code of 1986, as amended.


                  PAYER'S NAME:  Harris Trust and Savings Bank

Substitute FORM W-9   PART I - Taxpayer Identification No.  Part II - For
                                                            Payees Exempt from
                                                            Backup Withholding
                                                            (see enclosed
                                                            Guidelines)
Department of the
Treasury
Internal Revenue
Service

Payer's Request for
Taxpayer
Identification
Number ("TIN")
and Certification

                      Enter your TIN in the appropriate
                      box and certify by signing and
                      dating below.  For most
                      individuals, this is your Social
                      Security Number ("SSN"); for other
                      entities, it is your Employer
                      Identification Number ("EIN").  If    ___________________
                      you do not have an SSN, see "How to   Social Security
                      Obtain a Taxpayer Identification      Number
                      Number" in the enclosed Guidelines    or

                      Note:  If the account is in more      ___________________
                      than one name, see the chart on       Employer
                      page __ of the enclosed Guidelines    Identification
                      to determine whose number to enter.   Number

                                                            (If awaiting TIN,
                                                            write "Applied
                                                            for")

Certification - Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and





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(2)  I am not subject to backup withholding because: (a)  I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

Certification Instructions - You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting of interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, and you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

SIGNATURE ________________________________________   DATE ____________ , 199__

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP
      WITHHOLDING OF 31% OF ANY REPORTABLE PAYMENTS MADE TO YOU PURSUANT TO THE RIGHTS OFFERING. PLEASE REVIEW THE ENCLOSED "GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9" FOR ADDITIONAL DETAILS.




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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER--Social Security Numbers ("SSNs") have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers ("EINs") have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

           FOR THIS TYPE OF ACCOUNT:               GIVE THE NAME AND SOCIAL
                                                   SECURITY NUMBER OR EMPLOYER
                                                   IDENTIFICATION NUMBER OF

1.  Individual                                     The individual

2.  Two or more individuals (joint account)        The actual owner of the
                                                   account or, if combined
                                                   funds, the first individual
                                                   on the account (1)

3.  Custodian account of a minor (Uniform Gift     The minor (2)
    to Minors Act)

4.  a. The usual revocable savings trust           The grantor-trustee (1)
       (grantor is also trustee)

    b. The so-called trust account that is not a   The actual owner (1)
       legal or valid trust under State law

5.  Sole proprietorship                            The owner (3)

6.  A valid trust, estate, or pension trust        Legal entity (4)

7.  Corporation                                    The corporation

8.  Association, club, religious, charitable,      The organization
    education or other tax-exempt organization

9.  Partnership                                    The partnership

10. A broker or registered nominee                 The broker or nominee

11. Account with the Department of Agriculture     The public entity
    in the name of a public entity (such as State or local government, school district, or prison) that receives agricultural program payments.

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(1)  List first and circle the name of the person whose number you furnish.
     If only one person on a joint account has an SSN, that person's number must be furnished.

(2)  Circle the minor's name and furnish the minor's SSN.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your SSN or EIN (if you have one).

(4) List first and circle the name of the legal trust, estate or pension trust (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title).


NOTE:   If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

HOW TO GET A TIN

        If you do not have a TIN, apply for one immediately. To apply for an SSN, obtain Form SS-5, Application for a Social Security Number Card, at the local office of the Social Security Administration. Get Form W-7, Application for IRS Individual Taxpayer Information Number, to apply for an Individual TIN or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can get Forms W-7 and SS-4 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676).

        If you do not have a TIN, write, "Applied For" in the space for the TIN, sign and date the form, and give it to the payer. For interest and dividend payments and certain payments made with respect to readily tradable instruments, you will, generally have 60 days to get a TIN and give it to the payer. If the payer does not receive your TIN within 60 days, backup withholding, if applicable, will begin and continue until you furnish your TIN.

        NOTE: Writing, "Applied For" on the form means that you have already applied for a TIN OR that you intend to apply for one soon.

        As soon as you receive your TIN, complete another Form W-9, include your TIN, sign and date the form, and give it to the payer.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

        Individuals (including sole proprietors) are NOT exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.




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        If you are exempt from backup withholding, you should still complete
Substitute Form W-9 to avoid possible erroneous backup withholding. Enter your correct TIN in Part 1, write "Exempt" in Part 2, and sign and date the form.
If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester a completed Form W-8, Certificate of Foreign Status.

        The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except item (9). For broker transactions, payees listed in (1) through (13) and a person registered under the Investment
Advisers Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except a corporation that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting. Only payees described in items (2) through (6) are exempt from backup withholding for barter exchange transactions and patronage dividends.

(1)  A corporation.

(2) An organization exempt from tax under section 501(a), or an individual retirement plan ("IRA"), or a custodial account under section 403(b)(7), if the account satisfies the requirements of section 401(f)(2).

(3)  The United States or any of its agencies or instrumentalities.

(4) A state, the District of Columbia, a possession of the United States, or any of their subdivisions or instrumentalities.

(5) A foreign government, a political subdivision of a foreign government, or any of their agencies instrumentalities.

(6) An international organization or any of its agencies or instrumentalities.

(7)  A foreign central bank of issue.

(8) A dealer in securities or commodities registered in the United States, the District of Columbia, or a possession of the United States.

(9) A futures commission merchant registered with the Commodity Futures Trading Commission.

(10) A real estate investment trust.

(11) An entity registered at all times during the tax year under the Investment Company Act of 1940.

(12) A common trust fund operated by a bank under section 584(a).



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(13) A financial institution.

(14) A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

(15) An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

        Payment of dividends and patronage dividends not generally subject to backup withholding include the following:



-    Payments to non-resident aliens subject to withholding under section 1441.

- Payments to partnerships not engaged in a trade or business in the United States and which have at least one non-resident partner.

- Payments of patronage dividends where the amount received is not paid in money.

-    Payments made by certain foreign organizations.

-    Payments made to a nominee.

        Payments of interest not generally subject to backup withholding include the following:


- Payments of interest or obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your current TIN to the payer.

- Payments of tax-exempt interest (including exempt-interest dividends under section 852)

-    Payments described in section 6049(b)(5) to non-resident aliens.

-    Payments on tax-free covenant bonds under section 1451.

-    Payments made by certain foreign organizations.

-    Payments made to a nominee.


Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER. WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.



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        Certain payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6060N, and their regulations.

        PRIVACY ACT NOTICE. Section 6109 requires you to give your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws.

        You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

PENALTIES

        (1) FAILURE TO FURNISH TIN. If you fail to furnish your TIN to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

        (2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

        (3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

        (4) MISUSE OF TINS. If the payer discloses or uses TINs in violation of Federal law, the payer may be subject to civil and criminal penalties.

            FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT
                        OR THE INTERNAL REVENUE SERVICE




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